Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS






          We consent to the incorporation by reference in the Registration Statements of Hannaford Bros. Co. and subsidiaries on Form S-8 (File Nos. 2-77902, 2-77903, 2-98387, 33-1281, 33-22666, 33-31624, and 33-41273) of our
report dated May 24, 1994, except as to the information included on Note 7, for which the date is July 26, 1994, on our audit of the combined financial statements of Boney Wilson & Sons, Inc. -- Combined Entities as of
December 31, 1993 and for the year then ended, which report is included in this Report on Form 8-K.





                                           s/Coopers & Lybrand

Portland, Maine
August 5, 1994